UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2006

KINDER MORGAN MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16459 (Commission File Number)	76-0669886 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Representatives of Kinder Morgan, Inc. (KMI), Kinder Morgan Energy Partners, L.P. (KMP) and Kinder Morgan Management, LLC (KMR) intend to make presentations on March 8, 2006 in Toronto, Ontario, Canada at the RBC Energy Infrastructure “Movers & Shakers” Conference and in New York, New York at the 2006 MLP Investor Conference to address the fiscal year 2006 outlook and other business information about KMI, KMP and KMR. Prior to the presentations, interested parties will be able to view the materials to be presented at the conferences by visiting our web site at: http://www.kindermorgan.com/investor/presentations/. Interested parties may also access the presentations by audio webcast, both live and on-demand. The live and archived webcast presentations can be accessed on our website at: http://www.kindermorgan.com/investor/presentations/. The live presentation in Toronto, Ontario, Canada is scheduled to begin at 12:00 p.m. C.S.T. and the archived webcast of the presentation will remain available on our website for thirty days following the live presentation.  The live presentation in New York, New York is scheduled to begin at 2:25 p.m. C.S.T. and the archived webcast of the presentation will remain available on our website for ninety days following the live presentation.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN MANAGEMENT, LLC

Dated: March 7, 2006	By:	/s/	Joseph Listengart
Joseph Listengart Vice President and Secretary